Exhibit 99.1

TeraWulf Signs 200+ MW, 10-Year AI Hosting Agreements with Fluidstack

Further Establishes TeraWulf as a Leading Provider of Hyperscale AI Infrastructure, Backed by Tier 1 Counterparties

Transaction Anchors ~$3.7 Billion in Contracted Revenues, with Potential to Reach $8.7 Billion
Through Lease Extensions

Google Backstops $1.8 Billion of Fluidstack Obligations in Support of Project Debt and
Receives ~8% Equity Stake in TeraWulf

Fluidstack Granted 30-day Exclusivity for CB-5, Adding Potential 160 MW of Critical IT Load

EASTON, Md. – August 14, 2025 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, predominantly zero-carbon digital infrastructure, today announced two 10-year high-performance computing (HPC) colocation agreements with Fluidstack, a premier AI cloud platform that builds and operates HPC clusters for some of the world’s largest companies.

Under the agreements, TeraWulf will deliver more than 200 MW of critical IT load (representing ~250 MW of gross capacity) at its Lake Mariner data center campus in Western New York. Purpose-built for liquid-cooled AI workloads, the facility is engineered to meet the scale, density and resiliency required for next-generation compute.

The agreements represent approximately $3.7 billion in contracted revenue over the initial 10-year terms and include two five-year extension options which, if exercised, would bring the total contract revenue to approximately $8.7 billion.

To support the buildout, Google will backstop $1.8 billion of Fluidstack’s lease obligations to support project-related debt financing and will receive warrants to acquire approximately 41 million shares of TeraWulf common stock, equating to an approximately 8% pro forma equity ownership stake—aligning TeraWulf with one of the most influential global AI partners.  TeraWulf also plans to access the capital markets to fund a portion of the project.

An accompanying presentation regarding the Fluidstack transaction is available on the Company’s investor relations website at investors.terawulf.com.

Rapid Deployment Schedule

Phase one—approximately 40 MW of critical IT load—is expected online in the first half of 2026, with the full 200+ MW deployed by year-end 2026, delivering substantial near-term capacity to Fluidstack.

Leadership Commentary

“This is a defining moment for TeraWulf,” said Paul Prager, Chief Executive Officer of TeraWulf. “We are proud to unite world-class capital and compute partners to deliver the next generation of AI infrastructure, powered by low-cost, predominantly zero-carbon energy. This transaction underscores Lake Mariner’s status as a premier hyperscale-ready campus and further accelerates our strategic expansion into high-performance compute.”

“Fluidstack’s commitment underscores the exceptional quality and readiness of our Lake Mariner facility and the capabilities of our team,” added Nazar Khan, Chief Technology Officer of TeraWulf. “With dual 345 kV transmission lines, closed-loop water cooling, and ultra-low-latency fiber connectivity, this campus is purpose-built for today’s most demanding AI workloads. Our close collaboration with Fluidstack allowed us to design a fully customized, scalable solution.”

“Fluidstack is proud to be a trusted provider of critical compute for the world’s leading AI labs,” said César Maklary, Co-Founder and President of Fluidstack. “Our partnership with TeraWulf reflects our shared commitment to delivering rapid, scalable infrastructure for the AI frontier.”

Transaction Highlights

•	Contract Value: ~$3.7 billion across the initial 10-year terms

•	Lease Extensions: Two five-year options could increase total revenue to ~$8.7 billion

•	Lease Structure: Modified gross lease with annual escalators

•	Expected Site Net Operating Income (NOI)[1] Margins: 85% (implies ~$315 million annually)

•	Total Project Cost: $8-$10 million per MW of critical IT load

•	Google Participation: $1.8 billion backstop of Fluidstack lease obligations in support of project-related debt; ~8% equity stake via 41 million warrants

•	Growth Potential: 30-day exclusivity for CB-5 at Lake Mariner (160 MW)

1 Net Operating Income (NOI) and NOI Margin are non-GAAP financial measures that the Company defines as follows: NOI represents rental revenue less rental property operating expenses, property taxes and insurance expenses (as recorded in the Company’s consolidated statements of operations). NOI Margin is calculated by dividing NOI by aggregate rental revenue. NOI is commonly used by stockholders, Company’s management and industry analysts as a measurement of operating performance of the Company’s rental portfolio. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of the Company’s data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of the Company’s data centers, all of which have real economic effect and could materially impact the Company’s consolidated results of operations, the utility of NOI and NOI Margin as measures of the Company’s performance is limited. Other companies, including Real Estate Investment Trusts, may calculate NOI and NOI Margin differently than we do and, accordingly, our NOI and NOI Margin may not be comparable to these companies’ NOI and NOI Margin. NOI and NOI Margin should be considered only as supplemental to financial measures such as operating loss, computed in accordance with GAAP, as measures of Company’s performance. Although the Company only utilizes NOI and NOI Margin supplementally, the Company does not consider them to be a substitute for, or superior to, the information provided by U.S. GAAP financial results.

Advisors

TeraWulf is advised by Morgan Stanley, serving as sole financial advisor. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Stutzman, Bromberg, Esserman & Plifka, P.C. serve as legal counsel to the Company.

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to innovation and operational excellence, with a mission to lead the market in large-scale digital infrastructure by serving both its own compute requirements and those of top-tier HPC clients as a trusted hosting partner.

Contacts

Investors: investors@terawulf.com

Media: media@terawulf.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) our ability to attract additional customers to lease our HPC data centers; (3) our ability to perform under our existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; (10) operational and financial risks associated with the expansion of the Lake Mariner data center; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.